UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 10, 2006

                               DIODES INCORPORATED
             (Exact name of registrant as specified in its charter)

              Delaware                               1-5740                             95-2039518
    (State or other jurisdiction            (Commission File Number)         (I.R.S. Employer Identification
  of incorporation or organization)                                                        No.)

               3050 East Hillcrest Drive
             Westlake Village, California                                        91362
       (Address of principal executive offices)                               (Zip Code)

                                 (805) 446-4800
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.        Entry into a Material Definitive Agreement.

Wafer Purchase Agreement

         On January 10, 2006, DII Taiwan Corporation Ltd. ("DII"), a wholly owned subsidiary of Diodes Incorporated (the "Company") formed under the laws of Taiwan, purchased an additional 40,470,212 shares (the "Shares") (or 80.94%) of the outstanding capital stock of Anachip Corporation, a Taiwan corporation ("Anachip"), from Lite-On Semiconductor Corporation ("LSC"), Shin Sheng Investment Limited and Sun Shining Investment Corp. For a more detailed description of the purchase of the Shares and the relationship between the Company and LSC, see "Item 2.01. Completion of Acquisition or Disposition of Assets" below.

         Concurrent with the purchase and sale of the Shares, Anachip entered into a Wafer Purchase Agreement (the "Wafer Purchase Agreement") with LSC, pursuant to which LSC will sell to Anachip, according to Anachip's requirements, during the two year period ending on December 31, 2007, wafers of the same or similar type, and meeting the same specifications, as those wafers currently being purchased from LSC by Anachip. Anachip will purchase such wafers on terms (including purchase price, delivery schedule, and payment terms) no less favorable to Anachip than those terms on which Anachip currently purchases such wafers from LSC; provided, however, that the purchase price will be the lower of the current price or the most favorable customer pricing. If the price of raw wafers increases by more than 20% within any six-month period, Anachip and LSC will renegotiate in good faith the price of wafers to reflect the cost increase.

         The foregoing description of the Wafer Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Wafer Purchase Agreement (and the exhibits thereto), which is filed as
Exhibit 2.1 to this Report and is incorporated herein by this reference.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

Acquisition of Anachip

         On January 10, 2006, DII purchased an additional 40,470,212 shares (the "Shares") (or 80.94%) of the 50,000,000 outstanding shares of the capital stock of Anachip, a fabless analog IC company.

         DII purchased the Shares from LSC, Shin Sheng Investment Limited and Sun Shining Investment Corp. (collectively, the "Selling Stockholders") pursuant to that certain Stock Purchase Agreement dated as of December 20, 2005, by and among DII, Anachip and the Selling Stockholders (the "Stock Purchase Agreement"). DII purchased 31,027,000 of the Shares from LSC.

         In December 2005, DII had purchased an aggregate of 9,433,613 shares (or 18.87%) of the outstanding capital stock of Anachip from employees and other stockholders of Anachip. Following completion of the purchase of the Shares, DII holds approximately 99.81% of the outstanding capital stock of Anachip.

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         The purchase price for the Shares (as well as the shares of the capital stock of Anachip purchased in December 2005) was N.T.$20.00 (approximately U.S$0.60) per share. The aggregate purchase price for all shares of the capital stock of Anachip purchased by DII in December 2005 and January 2006 was N.T.$998,076,500 (approximately U.S.$30 million).

         For a more detailed description of the Stock Purchase Agreement, see the description of the Stock Purchase Agreement contained in the Company's Current Report on Form 8-K filed with the SEC on December 21, 2005, and the copy of the Stock Purchase Agreement (and the exhibits thereto) filed as an exhibit thereto.

Wafer Purchase Agreement

         Concurrent with the purchase and sale of the Shares, Anachip entered into a Wafer Purchase Agreement (the "Wafer Purchase Agreement") with LSC, pursuant to which LSC will sell to Anachip, according to Anachip's requirements, during the two year period ending on December 31, 2007, wafers of the same or similar type, and meeting the same specifications, as those wafers currently being purchased from LSC by Anachip. For a more detailed description of the Wafer Purchase Agreement, see "Item 1.01. Entry into a Material Definitive Agreement" above.

Relationship with Lite-On Semiconductor and The Lite-On Group

         LSC is the Company's principal stockholder, the Company's largest customer and one of the Company's largest suppliers. LSC currently owns 5,777,187 shares of the Company's common stock (22.9% of the Company's total outstanding common stock). LSC is a Taiwan-based provider of image-sensing products used in applications such as copiers, scanners and fax machines, as well as discrete semiconductor products. The Lite-On Group is an affiliation of several electronics companies, including LSC.

         The Company has had a relationship with LSC since 1990. For 2004 and the nine months ended September 30, 2005, LSC accounted for 11.6% and 9.5%, respectively, of the Company's net sales. Other members of The Lite-On Group accounted for an additional 3.3% and 5%, respectively, of the Company's net sales in the same periods. In addition, for 2004 and the nine months ended September 30, 2005, 17.2% and 14.9%, respectively, of the Company's net sales were derived from the sale of discrete semiconductor products purchased from LSC and subsequently sold by the Company.

         Several of the Company's directors and executive officers are current or former directors of LSC or other members of The Lite-On Group. For further information concerning these relationships, see "Certain relationships and related party transactions" and "Principal and selling stockholders" in Amendment No. 1 to Registration Statement on Form S-3 of the Company filed with the SEC on September 8, 2005.

Item 9.01.        Financial Statements and Exhibits.

         (c) Exhibits.


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 Exhibit
 Number                       Description
 ------                       -----------

  2.1* Wafer Purchase Agreement dated as of January 10, 2006, by and between Anachip Corporation and Lite-On Semiconductor Corporation.

-------------------------
* All schedules have been omitted in reliance upon Item 601(b)(2) of Regulation S-K. The Company agrees to furnish the SEC, supplementally, with a copy of any omitted schedule upon request.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               DIODES INCORPORATED
Date:    January 10, 2006                      By    /s/ Carl C. Wertz
                                                    ----------------------------
                                                    Carl C. Wertz,
                                                    Chief Financial Officer


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                                  EXHIBIT INDEX
 Exhibit
 Number                       Description
 ------                       -----------

  2.1* Wafer Purchase Agreement dated as of January 10, 2006, by and between Anachip Corporation and Lite-On Semiconductor Corporation.

-------------------------
* All schedules have been omitted in reliance upon Item 601(b)(2) of Regulation S-K. The Company agrees to furnish the SEC, supplementally, with a copy of any omitted schedule upon request.


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